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                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

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                                SCHEDULE 14A
                               (Rule 14a-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION
              PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

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                            (Amendment No. ___)

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[_]  Definitive Proxy Statement

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[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              GALOOB TOYS, INC
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              (Name of Registrant as Specified in Its Charter)


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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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     GALOOB
     Lewis Galoob Toys, Inc.                                 (415) 952-1678

                500 FORBES BLVD., SOUTH SAN FRANCISCO, CA  94080
                                NOVEMBER 15, 1996

     Dear Shareholder:

     Through recent conversations with several shareholders who voted their shares of Galoob common stock against the Company's proposed 1996 Share Incentive Plan, three areas of concern have surfaced which we want to clarify:

     1.   Option repricing, substitutions or exchanges
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          Paragraph 20 of the Plan states in part "by mutual agreement between the Company and a participant hereunder, under this Plan or under any other present or future plan of the Company, Benefits may be granted to such participant in substitution and exchange for, and in cancellation of, any Benefits previously granted such participant under this Plan, or any other present or future plan of the Company."

          The Company has no intention of repricing any outstanding stock options under the Plan. This was previously expressed to Institutional Shareholder Services in the letter of October 18, 1996 from Mr. Mark Goldman, the Company's President and CEO.

          Paragraph 20 will be amended to clarify that options will not be repriced after they have been issued.

     2.   Restricted stock
          ----------------
          Paragraph 8 of the Plan provides for the granting of Stock Awards without specific time requirements on the restrictions attached to the award.

          It is not the Company's present intention to use such Stock Awards. The section was included in the plan to provide flexibility in the future.

          However, Paragraph 8 will be amended to specify that Stock Awards which are not performance based will be restricted for a minimum three years. Performance based awards will be restricted with regard to the future goals to be achieved (i.e., earnings or stock price levels).

     3.   Dilution
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          The proposed plan authorized the issuance of 1,850,000 new shares. The Company believes this level is needed to provide adequate incentives to current employees and to hire appropriate new employees to support the Company's current and expected future growth.

          At October 31, 1996, the Company had 15,149,651 shares outstanding. We will close our public offering for 2,392,866 shares (which includes a warrant exercise) on Monday, November 18, 1996. In addition, we have outstanding unexercised options for 1,503,750 shares and unexercised warrants for 75,000 shares. The total of those is 19,121,267 which makes the new option plan less than 10% of the total shares outstanding and issuable.

     We hope these clarifications will allow you to vote yes on the 1996 Share Incentive Plan. The Annual Meeting was adjourned as to this matter until November 22, 1996.

     If you have any questions, please call me at (415) 952-1678 ext. 2206.

     Very truly yours,

     William G. Catron
     Executive Vice President
     General Counsel and Chief Administration Officer

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     South San Francisco           New York                 Hong Kong